UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2009

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 30, 2009, MMA Financial Holdings, Inc. ("MFH"), a subsidiary of Municipal Mortgage & Equity, LLC (the "Company"), entered into (a) an exchange agreement (the "Exchange Agreement") with Taberna Preferred Funding I, Ltd. ("Taberna I") and Taberna Preferred Funding III, Ltd. ("Taberna III" and, together with Taberna I, "Taberna"), (b) a junior subordinated indenture with The Bank of New York Mellon Trust Company, National Association, as trustee ("Indenture A") and (c) a junior subordinated indenture with The Bank of New York Mellon Trust Company, National Association, as trustee ("Indenture B" and, together with Indenture A and the Exchange Agreement, the "Exchange Documents"). Pursuant to the Exchange Documents, (a) Taberna I exchanged trust preferred securities with a liquidation preference of $26,650,000 that had been issued by MFH Capital Trust 2, a trust formed by MFH, and backed by a Junior Subordinated Note due 2035 in the same principal amount that had been issued by MFH (the "Original Trust 2 Note") for $32,025,000 principal amount of Junior Subordinated Notes due March 30, 2035 issued by MFH (the "New A Notes") and (b) Taberna III exchanged trust preferred securities with a liquidation preference of $25,000,000 that had been issued by MFH Capital Trust 3, a trust formed by MFH, and backed by a Junior Subordinated Note due 2035 in the same principal amount that had been issued by MFH (the "Original Trust 3 Note" and together with the Original Trust 2 Note, the "Original Notes") for $30,500,000 principal amount of Junior Subordinated Notes due July 30, 2035 issued by MFH (the "New B Notes" and, together with the New A Notes, the "New Notes"). A proportionate amount of the Original Notes backing the exchanged trust preferred securities were cancelled in connection with the exchange described herein.

The New Notes carry a reduced interest rate of 0.75% per annum payable quarterly in accordance with the terms of the Original Notes for a period of three years beginning on April 1, 2009 with respect to the New A Notes and May 1, 2009 with respect to the New B Notes (the "Modification Period"), and thereafter at the same rates as the Original Notes (8.05%, adjusting to floating LIBOR plus 3.30% following March 30, 2015, for the New A Notes and 7.62%, adjusting to floating LIBOR plus 3.30% following April 30, 2015, for the New B Notes). During the Modification Period, the cure period for a default in the payment of interest is reduced to 5 business days. With respect to the New A Notes, principal is payable in two installments: $4,689,038 payable on June 30, 2014, and $27,335,962 payable on March 30, 2035. With respect to the New B Notes, principal is payable in two installments: $4,190,550 payable on July 30, 2014, and $26,309,450 payable on July 30, 2035.

The New Notes are ranked senior to the Original Notes , to the junior subordinated notes supporting trust preferred securities issued by MFH Capital Trust 2 and MFH Capital Trust 3 (which were not subject to the exchange described herein), and to the junior subordinate notes supporting certain other trust preferred securities issued by trusts formed by MFH The New Notes rank pari passu in right of payment with each other and with junior subordinated notes supporting other trust preferred securities issued by trusts formed by MFH that are expected to be modified and/or exchanged on a basis similar to the way the junior subordinated notes held by MFH Capital Trust 2 and MFH Capital Trust 3 were exchanged.. The New Notes are guaranteed by the Company on a basis substantially similar to those on which the Company guaranteed the Original Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

July 2, 2009	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO